EXHIBIT A
JOINT FILING AGREEMENT
The undersigned agree that this Seventh Amendment dated September 10, 2010 relating to the common shares, no par value of TransAtlantic Petroleum Ltd. shall be filed on behalf of the undersigned.

DALEA PARTNERS, LP
By:	Dalea Management, LLC its general partner

By:	/s/ N. Malone Mitchell, 3rd
Name:	N. Malone Mitchell, 3rd
Title:	Manager

DALEA MANAGEMENT, LLC
By:	/s/ N. Malone Mitchell, 3rd
Name:	N. Malone Mitchell, 3rd
Title:	Manager

RIATA TRANSATLANTIC LLC
By:	/s/ N. Malone Mitchell, 3rd
Name:	N. Malone Mitchell, 3rd
Title:	Manager

LONGFELLOW ENERGY, LP
By:	Deut 8, LLC its general partner

By:	/s/ N. Malone Mitchell, 3rd
Name:	N. Malone Mitchell, 3rd
Title:	Manager

DEUT 8, LLC
By:	/s/ N. Malone Mitchell, 3rd
Name:	N. Malone Mitchell, 3rd
Title:	Manager

/s/ N. Malone Mitchell, 3rd
N. MALONE MITCHELL, 3rd